SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2005

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
11200 Westheimer Suite 900
Houston, TX 77042
(Address of principal executive offices)

713-243-8778
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On September 6, 2005, we entered into a Loan Agreement with Mr. John Chan whereby Mr. Chan agreed to loan the company a total of CDN $100,000. After paying the consulting and legal fees associated with the loan, the net proceeds to the company were CDN $88,450. We agreed to repay the loan by October 28, 2005 with simple interest at a rate of 10% per annum.

See also Item 3.02.

Item 1.02  Termination of a Material Definitive Agreement.

See Item 3.02.

Item 1.03  Bankruptcy or Receivership.

Not applicable.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02  Results of Operations and Financial Condition.

Not applicable.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05  Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06  Material Impairments.

Not applicable.

Section 3 - Securities and Trading Markets

        Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Not applicable.

Item 3.02  Unregistered Sales of Equity Securities.

On July 11, 2005 we borrowed $400,000 from Coach Capital, LLC in the form of short term Promissory Note maturing on August 11, 2005 and accruing 10% interest annually and including the issuance of 250,000 restricted shares of our common stock. We borrowed an additional $565,000 from Coach Capital, LLC to help pay for the completion of the Acadia North drilling program, the purchase of the lease rights for the Hawkeye Eastland county, Texas project and to initiate the drilling program of the Empress 12-15 gas well.

On September 6, 2005, Coach Capital, LLC agreed to renegotiate and consolidate our debt obligations to it in exchange for our agreement to: (i) enter into a new Promissory Note in the amount of $965,500 due on October 30, 2005; (ii) issue 2,000,000 restricted shares of our common stock; and (iii) grant Coach Capital, LLC a 5% carried interest in the Acadia North, Empress and Hawkeye projects. On September 12, 2005, our Board approved the debt consolidation with Coach Capital, LLC.

On or about October 3, 2005 we closed an $8 million private placement of Series “B’’ convertible debentures. Midtown Partners & Co., LLC acted as our Company’s placement agent.

The Debentures, which are convertible in nature, contain a feature that allows us to make interest and principal payments in cash as opposed to common stock. The terms of the financing include the sale of $8,000,000 of Series B Convertible Debentures that mature 24 months from the date of issuance. The Debentures pay 10% interest on an annual basis and are convertible, at the option of the holder, into our common stock at $0.40 per share common share. Approximately $6,000,000 from the sale of the Debentures is being released at the closing, and the balance will be released upon the effectiveness of a registration statement registering common shares underlying the Debentures.

The Debentures contain an amortization schedule which requires us to make payments on the Debentures, equal to 1/20th of the face value of the Debenture, plus accrued interest, beginning on the fifth (5th) month after the date of issuance. Interest and principal payments may be paid in cash or registered common stock. If we elect to make a payment in registered common stock, the payment amount will be made in common stock based on a price equal to 90% of the average of the closing prices for our common stock for the ten (10) days before a payment is due, the “Market Price.” If we provide notice that we intend to make an interest and principal payment in cash, the Debenture holders will be forced to accept cash and surrender the redeemed portion of the respective Debenture or convert that portion of the Debenture (including interest) into common stock at the Market Price.

The Debenture holders will be issued three (3) separate warrants. The Series A Warrant gives the holder the right to purchase, for two years, 100% of the common shares underlying the Debenture at $.80 per share. The Series B Warrant gives the holder the right to purchase, for two years from the effective date of a registration statement, a number of our common shares equal to 50% of the number of common shares underlying the debenture, at $.46 per share. The Series C Warrant has a 7-year term and has an exercise price of $.56 per share, but may only be exercised by a Debenture holder who has exercised an equal number of Series B Warrants.

We have the right to force the Series A warrant holders to exercise their warrants if our stock price exceeds $1.60 per share. We have the right to force the Series B warrant holders to exercise their warrants if our stock price exceeds $.56 per share. The Debenture holders also are restricted or gated in terms of the number of shares underlying the Debenture that they may convert.

Item 3.03  Material Modification to Rights of Security Holders.

Not applicable.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Not applicable.

Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

Not applicable.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2005, our board of directors appointed Douglas Blackman as our Secretary.

Mr. Blackman is our Secretary and one of our Directors. Mr. Blackman obtained his BA from Trent University, Peterborough, Ontario in 1972 and obtained his law degree from the University of Ottawa Law School in 1975. He moved to Calgary in 1975 and began his career in the Oil and Gas Industry in 1977 working in the Legal Department of BP Exploration Canada for four years followed by eight years with Suncor, Inc. its Land/Legal Departments. During his years with Suncor, he worked on many negotiating agreements with industry counterparts and government officials, and also worked closely with a team of geologists, engineers, and economists evaluating land positions and drilling opportunities for Suncor in Alberta, BC, Saskatchewan and Manitoba both in the exploration and production sectors. Prior to emigrating to New Zealand in 1988 where he worked for Petrocorp in Wellington, NZ in during 1989, Mr. Blackman acted as a consultant for Imperial Oil as an advisor for Esso's takeover of Sulpetro. Since 1997, Mr. Blackman has acted as a consultant for many private and public oil & gas companies in Canada, and has sat on the board of several public and private Canadian Companies. He continues to reside in New Zealand but spends most of the year in Vancouver/Calgary on business.

On October 3, 2005, our board of directors appointed James Douglas Brown as one of our directors.

James Douglas Brown is one of our directors. He is 53 years old and graduated with an LLB from Edinburgh University in 1973. In addition to acting as one of our directors, Mr. Brown currently sits on the board of directors of: Inyx, Inc. a medium-sized specialty pharmaceutical company; LIM Asia Arbitrage Fund, one of the oldest and largest hedge funds in Asia; and Eastern Capital Fund, a Russian equity fund. He is also a principal of Grasmere Limited, a privately held investment advisory company which specializes in the distribution of hedge funds and corporate finance. Prior to 1998, Mr. Brown worked as a director of Lund Gold Ltd. and Madison Enterprises Corp. From 1989 to 1998 he served as the Vice President of Citigroup, responsible for private clients in Saudi Arabia and managed assets in excess of USD 1 Billion and has worked in commercial and investment banking in Saudi Arabia for Saudi Investment Bank and Saudi French Bank.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Not applicable.

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Section 6 - [Reserved]

        Not applicable.

Section 7 - Regulation FD

        Item 7.01  Regulation FD Disclosure.

    Not applicable.

Section 8 - Other Events

        Item 8.01  Other Events.

     On September 23, 2005, we filed Articles of Incorporation in the State of Texas for Petrostar Oil Services, Inc., a Texas corporation. Petrostar will serve as our oil and gas service division and is our wholly owned subsidiary.  Petrostar will conduct operations for our Texas leases and for third party companies.

Section 9 - Financial Statements and Exhibits

        Item 9.01  Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Exhibits.

Number          Description

10.1                Promissory Note dated September 6, 2005 made by Quest Oil Corporation and held by Coach Capital, LLC.

10.2                Loan Agreement dated September 7, 2005 between Quest Oil Corporation and John Chan.

10.3                Form of Note and Warrant Purchase Agreement

10.4                Form of Senior Secured Convertible Promissory Note

10.5                Form of Zero Coupon Senior Secured Convertible Promissory Note

10.6                Form of Registration Rights Agreement

10.7                Form of Security Agreement

10.8                Form of Series A Warrant

10.9                Form of Series B Warrant

10.10                  From of Series C Warrant

10.11               Form of Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases

10.12               Form of Debenture

10.13               Form of Pledge

99.1                Press Release dated October 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	Cameron King_________________________
By:	Cameron King
Its:	CEO and President